Exhibit 2.1

Execution Version

DATED   27      March 2019

THE HANOVER INSURANCE GROUP, INC.

- AND -

CHINA REINSURANCE (GROUP) CORPORATION

SECOND SUPPLEMENTAL AGREEMENT

to the sale and purchase agreement

dated 13 September 2018, as amended by a first supplemental agreement dated 28 December 2018

Execution Version

THIS DEED is dated 27      March 2019 and made between:

(1)	THE HANOVER INSURANCE GROUP, INC. a Delaware corporation with its headquarters at 440 Lincoln Street, Worcester, Massachusetts, Unites States of America ("THG"); and

(2)

CHINA REINSURANCE (GROUP) CORPORATION a joint stock limited company incorporated in the People's Republic of China whose registered office is at No.11 Jinrong Avenue, Xicheng District, Beijing, China (the "Buyer").

BACKGROUND:

(A)	The parties entered into a sale and purchase agreement on 13 September 2018 (the "Original Agreement").

(B)

The parties entered a supplemental agreement to the Original Agreement on 28 December 2018 (the "First Supplemental Agreement", and, the Original Agreement as amended by the First Supplement Agreement, the "SPA") so that the parties could proceed to complete the sale and purchase of the HIIH Shares, and defer completion of the sale and purchase of the CIC Shares and the HAH Shares.

(C)	The parties completed the sale and purchase of the HIIH Shares on 28 December 2018 and the CIC Shares on 14 February 2019. The parties have not yet completed the sale and purchase of the HAH Shares.

(D)	Pursuant to clause 22.3 and as contemplated by clause 3.15 of the SPA, the parties wish to amend the SPA on the terms of this Deed so that the parties may further defer completion of the HAH Shares.

THIS DEED WITNESSES that:

1.	DEFINITIONS

Unless the context requires otherwise, words and expressions used but not defined in this Deed shall have the meanings given to them in the SPA.

2.	AMENDMENTS TO THE SPA

2.1	Amendments

The SPA shall be amended as follows:

(a)	the definition of Transaction Documents set out in clause 1.1 of the SPA shall be amended so that it shall include this Deed;

(b)

clause 3.1 of the SPA shall be amended so that the HAH Completion is subject to, and conditional upon the satisfaction or waiver (in accordance with the SPA) of, the Condition set out in clause 3.1.8 of the SPA only before 5 p.m. on 30 June 2019 or such later date as the parties may agree in writing, subject to any required regulatory approvals or extensions thereto, and, in any case, before 5 p.m. on 31 December 2019 (or such other date as the Buyer and THG may agree in writing) (the parties hereby acknowledge and agree the postponement of the Initial Longstop Date pursuant to this Clause 2.1(b) is in relation to the Condition set out in clause 3.1.8 of the SPA only). For the avoidance of doubt, the relevant provisions of clause 3 of the SPA shall continue to apply until the HAH Completion.

2.2	Extent of amendments

For the avoidance of doubt, the provisions of the SPA referred to in Clause 2.1 shall be amended only to the extent required to give effect to the amendments contemplated by Clause 2.1 and, unless expressly provided for in Clause 2.1, Clause 2.1 shall not have the effect of deleting or replacing such provisions of the SPA insofar as they relate to the sale and purchase of the HIIH Shares or the CIC Shares or otherwise.

2.3	Conflict with the SPA

The parties acknowledge that the amendments set out in Clause 2.1 are non-exhaustive and, in the event of any conflict or inconsistency between the provisions of this Deed and the provisions of the SPA then, insofar as such conflict or inconsistency relates:

(a)	to the sale and purchase of the HAH Shares, this Deed shall prevail and the provisions of the SPA shall be deemed amended so as to accord with the provisions of this Deed; or

(a)	to any other provision of the SPA, the SPA shall prevail.

2.4	When amendments take effect

The amendments to the SPA set out in Clause 2.1 to this Deed shall take effect immediately.

3.	ALL OTHER TERMS UNCHANGED

Save as amended by this Deed, the terms of the SPA shall remain in full force and effect.

4.	CLAUSES REPEATED

Save as amended by this Deed, clauses 1.2, 1.4, 1.10 and 13 to 28 of the SPA shall be deemed repeated in this Deed and shall apply to this Deed as if set out in full, and words and expressions used in those clauses shall have the meanings given to them in the SPA.

This Deed has been executed as a deed by the parties and is delivered on the date stated at the beginning of it.

EXECUTED as a deed on behalf of THE	)
HANOVER INSURANCE GROUP,	)
INC., a corporation incorporated in	)
Delaware, by a person who, in accordance	)
with the laws of that jurisdiction, is acting	)
under the authority of the corporation:	)
/s/ Jeffrey M. Farber
Authorised signatory

EXECUTED as a deed on behalf of	)
CIDNA REINSURANCE (GROUP))
CORPORATION, a corporation in	)
corporated in the People's Republic of	)
China, by a person who, in accordance	)
With the laws of that jurisdiction, is acting	)
under the authority of the corporation:	)
Authorised signatory

This Deed has been executed as a deed by the parties and is delivered on the date stated at the beginning of it.

EXECUTED as a deed on behalf THE	)
HANOVER INSURANCE GROUP,	)
INC, a corporation incorporated in	)
Delaware, by a person who, in accordance	)
with the laws of that jurisdiction, is acting	)
under the authority of the corporation:
Authorised signatory

EXECUTED as a deed on behalf of	)
CHINA REINSURANCE (GROUP))
CORPORATION, a corporation	)
incorporated in the People's Republic of	)
China, by a person who, in accordance	)
the laws of that jurisdiction, is acting under	)
the authority of the corporation:	)

/s/ Yu Chun Ling Authorised signatory

5